Exhibit 5.3

March 17, 2021	Mayer Brown LLP Two Palo Alto Square, Suite 300 3000 El Camino Real Palo Alto, CA 94306-2112 United States of America T: +1 650 331 2000 F: +1 650 331 2060 www.mayerbrown.com

TransCanada Trust

TransCanada PipeLines Limited

450 - 1 Street S.W.

Calgary, Alberta, Canada, T2P 5H1

Ladies and Gentlemen:

We hereby consent to the references to this firm under the caption “Legal Matters,” “Interests of Experts” and “Documents Filed as Part of the Registration Statement” in the prospectus included as part of the registration statement on Form F-10 (Registration No. 333-253333) of TransCanada Trust and TransCanada PipeLines Limited.

In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian partnership).